UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 2, 2024
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Wells Fargo Bank, N.A. Master Repurchase Agreement
On October 2, 2024, Rocket Mortgage, LLC (the “Company”), a Michigan limited liability company and indirect subsidiary of Rocket Companies, Inc., as guarantor, RCKT Mortgage SPE-B, LLC, as seller and Wells Fargo Bank, N.A., as buyer, entered into a Master Repurchase Agreement ("Wells MRA") and the related Pricing Side Letter. The Wells MRA provides for partially committed financing of $1.0 billion. The maturity date of the Wells MRA is October 2, 2026. Borrowings under the Wells MRA accrue interest at rates per annum calculated by the applicable margin (determined based on the type of mortgage loans originated by each borrowing).

The Wells MRA contains certain customary events of default, including in the event of a change of control, and certain covenants and restrictions that, among other things, require the Company to cure any margin deficit; as well as limit the Company’s ability to pay dividends on or make distributions in respect of its capital stock if an event of default has occurred and is continuing; consolidate, merge, sell, or otherwise dispose of all or substantially all of its assets; and enter into certain transactions with its affiliates. The Company is also subject to certain financial maintenance covenants under the Wells MRA, which require the Company to not exceed a specified ratio of total debt to tangible net worth at the end of each calendar month, and to maintain certain minimum pre-tax net income, liquidity and tangible net worth requirements.

Bank of America, N.A. Master Repurchase Agreement Renewal
On October 3, 2024, the Company, as guarantor, RCKT Mortgage SPE-A, LLC, as seller and Bank of America, N.A., as buyer, entered into Amendment No. 7 to Amended and Restated Master Repurchase Agreement ("MRA Amendment") and the related Transaction Terms Letter for Amended and Restated Master Repurchase Agreement, which extended the expiration date of the existing Amended and Restated Master Repurchase Agreement dated as of June 29, 2021, as amended, by and between Bank of America, N.A., as buyer, RCKT Mortgage SPE-A, LLC, as seller, and the Company, as guarantor (the "Master Repurchase Agreement") from September 8, 2025 to October 3, 2026, increased the facility amount from $1.0 billion to $2.5 billion and effectuated certain other technical changes to the Master Repurchase Agreement.

The foregoing description of the Wells MRA and the MRA Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Wells MRA and MRA Amendment, copies of which will be filed with the quarterly report on Form 10-Q of Rocket Companies, Inc. for the period ending September 30, 2024.

Following the execution of the Wells Fargo MRA and the execution of the MRA Amendment, as of October 3, 2024, the total funding capacity of the Company, pursuant to all master repurchase agreements, early funding facilities, unsecured lines of credit, MSR lines of credit and early buy out facilities, was $27.0 billion. This figure compares with $25.6 billion as of June 30, 2024 and $24.3 billion as of December 31, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2024

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	Executive Legal Counsel and Secretary